UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SAEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Sale Agreement

On November 25, 2019 (the “Closing Date”), SAExploration Holdings, Inc. (the “Company”), SAExploration (Australia) Pty Ltd. (“SAExploration Australia”) and SAE (Australia) Pty Ltd (“SAE Australia” and, together with SAExploration Australia, the “SAE Sellers”), subsidiaries of the Company, consummated a transaction pursuant to an asset sale agreement (the “Sale Agreement”) dated November 22, 2019, with Terrex Pty Ltd. (“Terrex”), pursuant to which the SAE Sellers sold substantially all of the assets associated with the business of the SAE Sellers and their respective affiliates located in Australia (the “Business Assets”) to Terrex.

Pursuant to the Sale Agreement, the SAE Sellers agreed to sell the Business Assets to Terrex for a purchase price of up to $9,000,000 Australian dollars (“AUD”), inclusive of GST, payable as follows: (i) $6,000,000 (AUD) paid in cash on the Closing Date, (ii) $600,000 (AUD) payable no later than 30 business days after the Closing Date, and (iii) earn-out payments (the “Earn-Out Amount”) based on the utilization of certain of the Business Assets following the Closing Date in an amount of up to $3,000,000 (AUD). The Earn-Out Amount will be paid over a two year period, capped at $1,500,000 (AUD) in each such year. Subject to certain conditions, the SAE Sellers will receive a minimum earn-out payment equal to $750,000 (AUD) in each earn-out year.

The Sale Agreement contains certain representations and warranties regarding the capacity of the parties to enter into the Sale Agreement and to consummate the transactions contemplated thereunder, as well as with respect to the ownership of the Business Assets.

The SAE Sellers have generally agreed to indemnify Terrex for breaches of warranties contained in the Sale Agreement, subject to certain survival period limitations and caps. In addition, the Company will guaranty the SAE Sellers’ obligations under the Sale Agreement.

The foregoing description of the Sale Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Sale Agreement, attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amendments to Debt Instruments

In connection with the entry into the Sale Agreement and the consummation of the transactions thereunder, the Company entered into the following amendments to its debt instruments, in order to, among other things, permit the Company to retain up to $6 million (AUD) of the net proceeds received from the sale of the Business Assets instead of using such net proceeds to repay amounts owed under the applicable debt instruments:

•

Amendment No. 4 to the Third Amended and Restated Credit and Security Agreement dated as of November 22, 2019 (the “ABL Amendment”), by and among SAExploration, Inc., as the borrower, the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder; and

•

Amendment No. 9 to the Term Loan and Security Agreement dated as of November 22, 2019 (the “Term Loan Amendment”), by and among the Company, the guarantors party thereto, and certain lenders constituting the Required Lenders thereunder.

The foregoing descriptions of the ABL Amendment and the Term Loan Amendment are summaries only and are qualified in their entirety by reference to the complete text of (i) the ABL Amendment, attached as Exhibit 10.2 hereto, and (ii) the Term Loan Amendment, attached as Exhibit 10.3 hereto, each incorporated herein by reference.

Extension of Forbearance Agreements

As previously disclosed, on September 23, 2019, the Company and certain of its subsidiaries entered into a series of forbearance agreements with:

•

certain lenders (the “ABL Forbearing Parties”) of approximately $20.5 million in aggregate principal amount (representing approximately 93% of the outstanding principal amount) of the loans under the Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as amended, the “ABL Agreement”), by and among SAExploration Inc., a subsidiary of the Company, as the borrower, the Company, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Cantor Fitzgerald Securities, as the agent (the “ABL Forbearance Agreement”);

•

certain lenders (the “Term Loan Forbearing Parties”) of at least 67% of the outstanding principal amount of the term loans under the Term Loan and Security Agreement, dated as of June 29, 2016 (as amended, the “Term Loan Agreement”), by and among the Company, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Delaware Trust Company, as the Collateral Agent and as the Administrative Agent (the “Term Loan Forbearance Agreement”); and

•

certain holders (the “Notes Forbearing Parties” and together with the Term Loan Forbearing Parties and the ABL Forbearing Parties, the “Forbearing Parties”) of at least 90% of the outstanding principal amount of the Company’s 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”) issued pursuant to the indenture, dated as of September 26, 2018 (as amended, the “Convertible Notes Indenture” and, together with the Term Loan Agreement and the ABL Agreement, the “Debt Instruments”), by and among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee (the “Convertible Notes Forbearance Agreement” and together with the Term Loan Forbearance Agreement and the ABL Forbearance Agreement, the “Forbearance Agreements”).

Pursuant to the Forbearance Agreements, the Forbearing Parties agreed to refrain from exercising their rights and remedies under the Debt Instruments and applicable law (the “Forbearance”) with respect to existing defaults disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 16, 2019 and August 22, 2019 and other events of default that have occurred and other potential defaults or events of default that may occur as further specified in the Forbearance Agreements until 5:00 p.m. (New York City time) on the earlier of (a) November 30, 2019 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.

On November 29, 2019, the Company, certain of its subsidiaries, and the Forbearing Parties extended the effectiveness of the Forbearance under the Forbearance Agreements until the earlier of (i) December 7, 2019 and (b) the date the Forbearance Agreements otherwise terminate in accordance with their terms.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2019 (the “Effective Date”), the Company and Jeffrey Hastings, the Company’s former Chairman and Chief Executive Officer, entered into a Separation and Consulting Agreement (the “Separation Agreement”), whereby, effective November 30, 2019 (the “Resignation Date”), Mr. Hastings will voluntary resign from employment with the Company and from any and all positions ever held as an officer, manager, director or similar position with any subsidiary of the Company. Pursuant to the terms of the Separation Agreement, Mr. Hastings is entitled to receive (i) payment of his current base salary through the Resignation Date, (ii) payment of his accrued, unused vacation, and (iii) if Mr. Hastings elects COBRA coverage, reimbursement of the costs of his continuing health insurance benefits through COBRA coverage for up to 18 months following the Resignation Date. In addition, the Company has agreed to engage Mr. Hastings as a consultant to provide the services reasonably requested of him by the Company from the Resignation Date until December 31, 2019, for which he will be paid $2,200 per day. Either party may terminate the consulting arrangement for any reason or no reason upon written notice. Pursuant to the terms of the Separation Agreement, Mr. Hastings released the Company from certain claims arising prior to the Effective Date and reaffirmed certain ongoing and post-employment obligations to the Company with respect to confidentiality, non-competition, non-solicitation and cooperation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Asset sale agreement, dated as of November 22, 2019 among SAExploration (Australia) Pty Ltd, SAE (Australia) Pty Ltd, SAExploration Holdings, Inc. and Terrex Pty Ltd.

10.2	Amendment No. 4 to Third Amended and Restated Credit and Security Agreement, dated as of November 22, 2019 among SAExploration, Inc., SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

10.3	Amendment No. 9 to the Term Loan and Security Agreement, dated as of November 22, 2019 among SAExploration Holdings, Inc., the other loan parties party thereto and the lenders party thereto.

*Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: November 29, 2019	By:	/s/ Kevin Hubbard
	Name:	Kevin Hubbard
	Title:	Interim Chief Financial Officer